EXHIBIT 21  -  LIST OF SUBSIDIARIES AND AFFILIATES

             The following are the subsidiaries and affiliated corporations of the Company at December 31, 1996.
                Certain subsidiaries have been omitted since they are not
                              significant in the aggregate.

                                            State or
                                            Jurisdiction
                                            of Incorporation       %
                                            or Organization       Owned


  ELI LILLY AND COMPANY                     Indiana

    Eli Lilly International Corporation     Indiana               100
      Eli Lilly Int'l. Corp. - Branch:      England               100
      Eli Lilly Iran, S.A.                  Iran                  100
      ELCO Insurance Company, Ltd.          Bermuda               100

    Eli Lilly Interamerica, Inc.            Indiana               100
      Eli Lilly Interamerica, Inc.-Branch:  Argentina             100
      Eli Lilly Interamerica, Inc.-Branch:  Colombia              100
      Eli Lilly Interamerica, Inc.-Branch:  Peru                  100
      Eli Lilly Interamerica, Inc.-Branch:  Dominican Rep.        100
      Eli Lilly do Brasil Limitada          Brazil                100
       Elanco Quimica Limitada              Brazil                100
         Darilor Sociedad Anonima           Uruguay               100
       Beimirco Sociedad Anonima            Uruguay               100
      Eli Lilly Interamerica Inc.,
           y Compania Limitada              Chile                 100

    STC Pharmaceuticals, Inc.               Indiana               100
      Lilly Ranbaxy Pharmaceuticals L.L.C.  Indiana                50

    Dista, Inc.                             Indiana               100
      Dista, Inc. - Branch:                 Colombia              100

    Eli Lilly de Centro America, S.A.       Guatemala             100
      Eli Lilly de Centro America, S.A.-Branch: Panama            100
      Eli Lilly de Centro America,
        Sociedad Anonima                    Costa Rica            100
      Eli Lilly de Centro America, S.A.-Branch: Costa Rica        100

    Eli Lilly y Compania de Mexico,S.A. de C.V. Mexico            100
    Dista Mexicana, S.A. de C.V.            Mexico                100

    EPCO, Inc.                              Indiana               100
      DowElanco                             Indiana                40

    Eli Lilly Industries, Inc.              Delaware              100
    Eli Lilly and Company (Taiwan), Inc.    Taiwan                100
    CBI Uniforms, Inc.                      Delaware               50
    Control Diabetes Services, Inc.         Indiana               100

    PCS Holding Corporation
      (formerly McKesson Delaware)          Delaware              100
      Clinical Pharmaceuticals, Inc.        Delaware              100
       Convenience Office Prescriptions     California            100
      Integrated Medical Systems, Inc.      Colorado              100
       IMS-NET of Arizona, Inc.             Arizona               100
         IMS-NET of Arizona Joint
            Venture, Ltd.                   Arizona                50
       IMS-NET of Illinois, Inc.            Illinois              100
        Illinois Medical Information
           Network, Inc.                    Illinois               68
       IMS-NET of Northern California, Inc. California            100
          IMS-NET of Sacramento, Inc.       California            100
       IMS-NET of Arkansas, Inc.            Arkansas               51
       IMS-NET of Central Florida, Inc.     Colorado               51
       IMS-NET of Colorado, Inc.            Colorado              100
       IMS-NET of Kansas City, Inc.         Colorado              100
       Indiana Medical Communication
          Network L.L.C.                    Colorado               51
       Medical Communication Networks, Inc. California            100
       Minnesota Medical Communication
         Network L.L.C.                     Colorado               90
      LP Holding Corporation
        (formerly McKesson Maryland)        Maryland              100
       PCS Health Systems, Inc.             Delaware              100
         PCS of New York, Inc.              New York              100
         PCS Services, Inc.                 Delaware              100
         PCS Mail Services, Inc.            Delaware              100
    Saudi Arabian Branch                    Saudi Arabia          100

    ELCO Management Corporation             Delaware              100

      Eli Lilly Australia Pty. Limited      Australia             100
       Eli Lilly Australia Custodian
         Pty. Limited                       Bermuda               100
       AZA Research Pty. Ltd.               Australia              49
       Eli Lilly and Company (N.Z.) Limited New Zealand           100
         Eli Lilly (NZ)Staff Benefits
           Custodian Limited                New Zealand           100
         Integrated Disease Management
           (NZ) Limited                     New Zealand           100

      Eli Lilly Canada Inc.                 Canada                100
      RxPlus                                Canada                100
      ELCO Dominicana, S.A.                 Dominican Rep.        100
      ELCO International Sales Corporation  Virgin Is.-US         100

      Eli Lilly Group Limited               England               100
       Lilly Industries Limited             England               100
         Dista Products Limited             England               100
         Eli Lilly and Company Limited      England               100
         Lilly Research Centre Limited      England               100
         Elanco Products Limited            England               100
         Creative Packaging Limited         England               100
         Greenfield Pharmaceuticals Limited England               100
         Lilly Medical Instruments Limited  England               100
         Eli Lilly (Basingstoke) Limited    England               100
         Eli Lilly UK Limited               England               100
       Eli Lilly Group Pension
         Trustees Limited                   England               100

      Lilly Deutschland GmbH                Germany               100
       Eli Lilly (Suisse) S.A. & Co.
         Beteiligungs-KG                    Germany               100
         Beiersdorf-Lilly GmbH              Germany               74.8
         LIGEMA Lilly
            Gesundheitsmanagement GmbH      Germany               100

      Eli Lilly & Co. (Ireland) Limited     Ireland               100

      Eli Lilly Asia, Inc.                  Delaware              100
       Eli Lilly Asia, Inc. - Branch        Hong Kong             100
       Eli Lilly Asia, Inc. - Branch        Korea                 100
       Eli Lilly Asia, Inc. - Branch        Thailand              100
       Indian Branch                        India                 100
       China Branch                         China                 100
       Vietnam Branch                       Vietnam               100

      Eli Lilly S.A.                        Switzerland           100
       Branch                               Ireland               100
       Eli Lilly Export S.A.                Switzerland           100
         Puerto Rico - Branch               Puerto Rico           100
         Egyptian Branch                    Egypt                 100
         Egyptian Branch                    Egypt                 100
         Russian Branch                     Russia                100
       GEMS Services, S.A.                  Belgium               100
         GEMS Services, S.A. - CC Branch    Belgium               100
       T. P. Eli Lilly and Elanco D.O.O.    Yugoslavia            100
       Elanco Trustees Limited              Ireland               100
       Kinsale Financial Services, Ltd.     Ireland               100
       DowElanco, B.V.                      Netherlands            40
       Eli Lilly (Suisse) S.A.              Switzerland           100
         Iranian Branch                     Iran                  100
         Bulgarian Branch                   Bulgaria              100
         Croatian Branch                    Croatia               100
         Czech Republic Branch              Czech Repub.          100
         Estonian Branch                    Estonia               100
         Hungarian Branch                   Hungary               100
         Ivory Coast Branch                 Ivory Coast           100
         Kazakhstan Branch                  Kazakhstan            100
         Kenyan Branch                      Kenya                 100
         Latvian Branch                     Latvia                100
         Lebanon Branch                     Lebanon               100
         Lithuanian Branch                  Lithuania             100
         Pakistani Branch                   Pakistan              100
         Polish Branch                      Poland                100
         Romanian Branch                    Romania               100
         Slovakian Branch                   Slovakia              100
         Slovenian Branch                   Slovenia              100
         Tunisian Branch                    Tunisia               100
         Ukraine Branch                     Ukraine               100
         United Arab Emirates Branch        U.A.E.                100
         Usbekistan Branch                  Usbekistan            100

       Eli Lilly MHC S.A.R.L.               Switzerland           100
         Eli Lilly Mauritius                Mauritius             100
          Ranbaxy Lilly Company             India                  50
       Oldfields Financial Management S.A.  Switzerland           100
       Eli Lilly Suzhou Pharmaceutical
         Company Limited                    China                  90
       Eli Lilly Nederland B.V.             Netherlands           100
         Eli Lilly Ges.m.b.H.               Austria               100
         Lilly Development Centre S.A.      Belgium               100
         Lilly Services S.A.                Belgium               100
         Lilly Clinical Operations S.A.     Belgium               100
         Eli Lilly Benelux, S.A.            Belgium               100
         Eli Lilly CR s.r.o.                Czech Repub.          100
         Eli Lilly Denmark A/S              Denmark               100
         Eli Lilly Egypt                    Egypt                  75
         Alkan Pharma S.A.E.                Egypt                  25
         OY Eli Lilly Finland Ab            Finland               100
         Lilly France S.A.                  France                100
          Elsa France, S.A.                 France                100
         Pharmaserve - Lilly S.A.C.I.       Greece                50.9
         Pharmabrand, S.A.C.I.              Greece                50.9
         PRAXICO Ltd.                       Hungary                50
         Lilly Hungaria KFT                 Hungary               100
         Eli Lilly Ranbaxy Limited          India                50<51
         Dista Italia S.r.l.                Italy                 100
         Eli Lilly Italia S.p.A.            Italy                 100
         Eli Lilly Japan K.K.               Japan                 100
         Eli Lilly Kazakstan                Kazakstan             100
         Daewoong Lilly Pharmaceutical Co. Ltd. Korea            50<51
         Elanco Animal Health, Korea        Korea                 100
         Eli Lilly Malaysia Sdn Bhd.        Malaysia              100
         Damsen Trading Limited             Malta                  51
          Damsen Trading Limited - Branch   Switzerland            51
         Eli Lilly Maroc S.a.r.l.           Morocco               100
         ELCO Production Services B.V.      Netherlands           100
         Eurobase B.V.                      Netherlands            55
         Eli Lilly Norge A.S.               Norway                100
         Eli Lilly-Gohar (Private) Limited  Pakistan               30
         Eli Lilly Pakistan (Pvt.) Ltd.     Pakistan              100
         Eli Lilly (Philippines), Incorporated Philippines        100
         Eli Lilly Polska Sp. z.o.o.(Ltd.)  Poland                100
         Lilly Grodzisk Sp. z.o.o.          Poland                99.8
         Vitalia Pharma Sp. Z.o.o.          Poland                 51
         Dista-Produtos Quimicos &
            Farmaceuticos,LDA               Portugal              100
         Lilly-Farma, Produtos Farmaceuticos, Lda. Portugal       100
         ELVA Joint Laboratory              Russia                 50
         Eli Lilly Asia Pacific Pte. Ltd.   Singapore             100
         Lilly-NUS Centre for Clinical
            Pharmacology Pte. Ltd.          Singapore              60
         Eli Lilly (S.A.)(Proprietary) Ltd. South Africa          100
         Glaxo/Eli Lilly Partnership        South Africa           50
          The Medikredit Joint
               Venture Partnership          South Africa          75.1
            Medikredit Pty. Ltd.            South Africa           80
         Elanco-Valquimica, S.A.            Spain                 100
          Derly, S.A.                       Spain                 100
          Dista, S.A.                       Spain                 100
          Lilly, S.A.                       Spain                 100
         Geserco, S.A.                      Spain                 100
         Eli Lilly Sweden AB                Sweden                100
         Lilly Ilac Ticaret A.S.            Turkey                100
         Eli Lilly y Compania de Venezuela, S.A. Venezuela        100
         Dista Products & Compania
            Venezuela S.A.                  Venezuela             100